Exhibit 99.1
Ambac Reports Third Quarter 2024 Results and Approval of a $50 Million Stock Repurchase Program
NEW YORK, NY, November 12, 2024 (BUSINESS WIRE) -- Ambac Financial Group, Inc. (NYSE: AMBC) ("Ambac" or "AFG"), a financial services holding company, today reported its results for the quarter ended September 30, 2024.
Third Quarter 2024 Highlights
•Net loss of $(28) million or $(0.63) per diluted share and Adjusted net loss of $(19) million or $(0.46) per diluted share driven by approximately $20 million of transaction costs and acquisition related short-term interest expense
•Total P&C Premium Production of $260 million, increased 86% from the third quarter of 2023
•Insurance Distribution ("Cirrata") generated total revenue of $24 million up 64.0% over last year
•Specialty P&C Insurance ("Everspan") combined ratio improved by 600 bps to 100.5% and total revenue grew 158% from third quarter of 2023 to $40 million due to growth in the business and a $7.5 million gain on sale of CNIC
•Legacy Financial Guarantee segment net loss of $(13) million driven by changes in discount rates

Claude LeBlanc, President and Chief Executive Officer, stated, "During the quarter we closed the acquisition of Beat Capital Partners, which sets the stage for our distribution business to exceed $1 billion of premium placed in 2025. Further to the Beat acquisition, we had an extraordinary period with the announcement of three new MGAs, increasing our total to 19, up from 5 last quarter, and up from 16 at the close of the Beat acquisition. Since acquiring Beat, the pipeline for new opportunities has materially expanded, highlighting the position of our combined platforms as a premier destination for best in class underwriters and MGAs. Furthermore, I am pleased with the underwriting trend at Everspan, which improved its combined ratio by 600 basis points in the quarter on its way towards achieving an attractive return profile."
LeBlanc continued, “I am also extremely pleased by the overwhelming shareholder support we received for the sale of our Legacy Financial Guarantee business. In addition, with PRA approving the sale, we have only one remaining necessary regulatory approval, the Wisconsin OCI, which is expected to happen later this year or early next year. The Board has also approved an acceleration of our previously announced $50 million share buy-back program, in advance of the close of the sale of the Legacy Financial Guarantee Business, which we will commence immediately. I am looking forward to 2025 when we emerge as a pure-play P&C franchise and I am encouraged by the positive feedback we have received from investors to date."

Ambac's Third Quarter 2024 Summary Results
			B (W) Percent
($ in millions, except per share data)[1]	3Q2024	3Q2023
Gross written premium	$113.6	$79.6	43%
Net premiums earned	33.1	18.3	81%
Commission income	23.1	14.6	58%
Program fees	3.6	2.4	50%
Net investment income	38.0	30.4	25%
Pretax income (loss)	(26.5)	67.5	(139)%
Net income (loss) attributable to common stockholders	(27.5)	65.9	(142)%
Net income (loss) attributable to common stockholders per diluted share[2,3]	$(0.63)	$1.41	(145)%
EBITDA[2,4]	6.3	90.8	(93)%
Adjusted net income (loss) [2]	(19.5)	93.6	(121)%
Adjusted net income (loss) per diluted share [2,3]	$(0.46)	$2.00	(123)%
Weighted-average diluted shares outstanding (in millions)	47.7	46.8	(2)%

(1)Some financial data in this press release may not add up due to rounding
(2)See Non-GAAP Financial Data section of this press release for further information
(3)Per diluted share includes the impact of adjusting redeemable noncontrolling interests to current redemption value
(4)EBITDA is prior to the impact of noncontrolling interests, relating to subsidiaries where Ambac does not own 100%, of $(0.3) and $0.6 for the three months ended September 30, 2024 and 2023, respectively.

Earnings Call and Webcast
On November 13, 2024, at 8:30am ET, Claude LeBlanc, President and Chief Executive Officer, and David Trick, Executive Vice President and Chief Financial Officer, will discuss Ambac's third quarter 2024 results during a conference call. A live audio webcast of the call will be available through the Investor Relations section of Ambac’s website, https://ambac.com/investor-relations/events-and-presentations/. Participants may also listen via telephone by dialing (877) 407-9716 (Domestic) or (201) 493-6779 (International).
The webcast will be archived on Ambac's website. A replay of the call will be available through November 27, 2024, and can be accessed by dialing (Domestic) (844) 512-2921 or (International) (412) 317-6671; and using ID#13749354
Additional information is included in an operating supplement and presentations at Ambac's website at www.ambac.com.
Total Specialty P&C Insurance Production
Specialty P&C Insurance production, which includes gross premiums written by Ambac's Specialty P&C Insurance segment and premiums placed by the Insurance Distribution segment, totaled $260 million in the third quarter of 2024, an increase of 86.2% from the third quarter of 2023.
Specialty P&C Insurance revenues are dependent on gross premiums written as specialty program insurance companies earn premiums based on the portion of gross premiums written retained (i.e. net premiums written) and fees on gross premiums written that are ceded to reinsurers. Insurance Distribution revenues are dependent on premium volume as Managing General Agents/Underwriters and brokers receive commissions based on the amount of premiums placed (i.e. gross premiums written on behalf of insurance carriers) with insurance carriers.

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in millions)	2024	2023	% Change	2024	2023	% Change
Specialty Property & Casualty Insurance Gross Premiums Written	$115.2	$77.5	49%	$322.8	$182.6	77%
Insurance Distribution Premiums Placed	144.9	62.2	133%	288.5	180.5	60%
Specialty P&C Insurance Production	$260.1	$139.7	86%	$611.2	$363.0	68%
Results of Operations by Segment
Insurance Distribution Segment

	Three Months Ended September 30,				Nine Months Ended September 30,
($ in millions)	2024	2023	% Change		2024	2023	% Change
Total revenues	$24.0	$14.6	64%		$55.2	$39.2	41%
Pretax income	$(7.9)	$2.4	(424)%		$(2.8)	$6.7	(143)%
EBITDA[1]	$2.4	$3.5	(31)%		$9.8	$9.7	1%
Pretax income margin[2]	(33.1)%	16.7%	-4980	bps	(5.2)%	17.0%	-2220	bps
EBITDA margin [3]	10.2%	24.1%	-1390	bps	17.8%	24.8%	-700	bps
(1)EBITDA is prior to the impact of noncontrolling interests, relating to subsidiaries where Ambac does not own 100%, of $(0.3) and $0.6 for the three months ended September 30, 2024 and 2023, respectively.
(2)Represents Pretax income divided by total revenues
(3)See Non-GAAP Financial Data section of this press release for further information

•Premiums placed and revenue grew during the third quarter of 2024 compared to the third quarter of 2023 driven by the inclusion of 2 months of Beat Capital's results, an additional month of production from Riverton Insurance Agency (acquired August 1, 2023) and organic growth.
•EBITDA of $2.4 million for the quarter was down from the $3.5 million in third quarter of 2023; EBITDA margin of 10.2% for the quarter compared to 24.1% last year was largely due to $1.4 million of foreign exchange losses, $1.3 million of de-novo/start up costs and seasonal impacts.

Specialty Property & Casualty Insurance Segment

	Three Months Ended September 30,				Nine Months Ended September 30,
($ in millions)	2024	2023	% Change		2024	2023	% Change
Net premiums written	$32.8	$24.8	32%		$91.3	$43.1	112%
Total revenue	$40.1	$15.5	158%		$101.5	$35.5	186%
Losses and loss expense	$20.4	$9.5	115%		$62.8	$19.9	215%
Pretax income (loss)	$8.9	$0.1	(6284)%		$9.7	$(0.8)	1373%
Combined Ratio	100.5%	106.5%	-600	bps	102.8%	112.3%	-950	bps
•Gross premium written ("GPW") and Net premium written ("NPW") grew substantially in the third quarter of 2024 relative to the third quarter of 2023 as Everspan continues to add new programs and existing programs scale.
•Combined ratio of 100.5% for the third quarter of 2024 improved compared to 106.5% in the third quarter of 2023 and 109.4% in the prior quarter.
◦The loss and loss expense ratio for the third quarter of 2024 was 74.4% compared to 78.0% for the third quarter of 2023.
◦The expense ratio(1) of 26.1% for the third quarter of 2024 was down from 28.5% in the prior year period as expenses continue to normalize on a relative basis. In addition, sliding scale commissions, linked to loss ratios on certain programs, reduced the expense ratio by 1.9% in the third quarter of 2024 compared to 8.1% in the prior year period.
•Everspan realized a net gain of $7.5 million on the sale of Consolidated National Insurance Company (“CNIC”), a subsidiary admitted carrier.
(1)Expense Ratio is defined as acquisition costs and general and administrative expenses, reduced by program fees divided by net premiums earned
Legacy Financial Guarantee Insurance Segment

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in millions)	2024	2023	% Change	2024	2023	% Change
Net premiums earned	$5.7	$6.1	(7)%	$18.7	$20.5	(9)%
Net investment income	$34.5	$26.7	29%	$104.9	$90.1	17%
Losses and loss adjustment expenses (benefit)	$17.2	$(85.8)	(120)%	$(8.8)	$(71.2)	(88)%
Pretax income (loss)	$(9.4)	$69.2	114%	$28.4	$29.4	3%
EBITDA[1]	$12.7	$91.3	(86)%	$101.4	$96.2	5%
(1)See Non-GAAP Financial Data section of this press release for further information
•The Legacy Financial Guarantee Segment experienced a pre-tax loss of $9.4 million in the third quarter of 2024, primarily as a result incurred losses driven by a decline in discount rates. The third quarter of 2023 results were driven by incurred loss benefits from higher discount rates and a significant increase in RMBS recoveries.
•Watch List and Adversely Classified Credits ("WLACC") decreased 1.7% (2.9%, excluding the impact of FX) to $5.2 billion in third quarter of 2024, from June 30, 2024.

•NPO was $18.8 billion at third quarter of 2024 a increase of 0.5% (decrease of 2.0%, excluding the impact of FX) from June 30, 2024, due to the impact of FX rates.

AFG (holding company only) Assets
AFG on a standalone basis, excluding its ownership interests in its Specialty P&C Insurance, Insurance Distribution, and Legacy Financial Guarantee subsidiaries, had net assets of $147 million as of September 30, 2024. Assets included cash and liquid securities of $97 million and other investments of $32 million.
Consolidated Ambac Financial Group, Inc. Stockholders' Equity
Stockholders’ equity at September 30, 2024, was $1.47 billion, or $30.89 per share compared to $1.37 billion or $30.25 per share as of June 30, 2024. The net loss attributable to common shareholders of $28 million was offset by net unrealized investment gains of $37 million, foreign exchange translation gains of $57 million ($11 million of which was attributable to Beat), and $29 million of stock issued in connection with the Beat acquisition.
Non-GAAP Financial Data
In addition to reporting the Company’s quarterly financial results in accordance with GAAP, the Company is reporting non-GAAP financial measures: EBITDA, Adjusted Net Income, Adjusted Book Value and EBITDA Margin. These amounts are derived from our consolidated financial information, but are not presented in our consolidated financial statements prepared in accordance with GAAP.
We present non-GAAP supplemental financial information because we believe such information is of interest to the investment community, and that it provides greater transparency and enhanced visibility into the underlying drivers and performance of our businesses on a basis that may not be otherwise apparent on a GAAP basis. We view these non-GAAP financial measures as important indicators when assessing and evaluating our performance on a segmented and consolidated basis and they are presented to improve the comparability of our results between periods by eliminating the impact of the items that may not be representative of our core operating performance. These non-GAAP financial measures are not substitutes for the Company’s GAAP reporting, should not be viewed in isolation and may differ from similar reporting provided by other companies, which may define non-GAAP measures differently.
Given the changes of our business profile going forward we expect to revise our non-GAAP financial measures in 2025.
Adjusted Net Income (Loss) — We define Adjusted Net Income (Loss) as net income (loss) attributable to common stockholders adjusted to reflect the following items: (i) net investment (gains) losses, including impairments; (ii) amortization of intangible assets; (iii) litigation costs, including attorneys fees and other expenses to defend litigation against the Company, excluding loss adjustment expenses; (iv) foreign exchange (gains) losses; (v) workforce change costs, which primarily include severance and other costs related to employee terminations; and (vi) net (gain) loss on extinguishment of debt. Adjusted Net Income is also adjusted for the effect of the above items on both income taxes and noncontrolling interests. The income tax effects are determined by applying the statutory tax rate in each jurisdiction that generate these adjustments. The noncontrolling interest adjustments relate to subsidiaries where Ambac does not own 100%
Adjusted Net Income (Loss) was $(19.5) million, or $(0.46) per diluted share, for the third quarter 2024 compared to Adjusted Net Income (Loss) of $93.6 million, or $2.00 per diluted share, for the third quarter of 2023.

The following table reconciles net income (loss) attributable to common stockholders to the non-GAAP measure, Adjusted Net Income (Loss), for the three-month periods ended September 30, 2024 and 2023, respectively:

	Three Months Ended September 30,
	2024		2023
($ in millions, other than per share data)	$ Amount	Per Share	$ Amount	Per Share
Net income (loss) attributable to common shareholders	$(27.5)	$(0.63)	$65.9	$1.41
Adjustments:
Net investment (gains) losses, including impairments	1.5	0.03	(0.8)	(0.02)
Intangible amortization	12.6	0.27	7.2	0.15
Litigation costs	1.8	0.04	20.6	0.44
Foreign exchange (gains) losses	(4.1)	(0.09)	0.5	0.01
Workforce change costs	(0.1)	—	0.2	—
Pretax adjusted net income (loss)	(15.8)	(0.38)	93.6	1.99
Income tax effects	(1.9)	(0.04)	0.3	0.01
Net (gains) attributable to noncontrolling interests	(1.8)	(0.04)	(0.2)	—
Adjusted Net Income (Loss)	$(19.5)	$(0.46)	$93.6	$2.00
Weighted-average diluted shares outstanding (in millions)		47.7		46.8
(1)Per Diluted share includes the impact of adjusting the Insurance Distribution segment related noncontrolling interest to current redemption value

	Nine Months Ended September 30,
	2024		2023
($ in millions, other than per share data)	$ Amount	Per Share	$ Amount	Per Share
Net income (loss) attributable to common shareholders	$(8.2)	$(0.23)	$19.3	$0.41
Adjustments:
Net investment (gains) losses, including impairments	(2.7)	(0.06)	7.0	0.15
Intangible amortization	33.2	0.71	20.6	0.44
Litigation costs	12.8	0.27	37.1	0.79
Foreign exchange (gains) losses	(3.4)	(0.07)	0.2	—
Workforce change costs	(0.1)	—	0.9	0.02
Pretax adjusted net income (loss)	31.7	0.62	85.0	1.81
Income tax effects	(2.3)	(0.05)	(1.2)	(0.03)
Net (gains) attributable to noncontrolling interests	(2.2)	(0.05)	(0.6)	(0.01)
Adjusted Net Income (Loss)	$27.3	$0.52	$83.2	$1.77
Weighted average diluted shares outstanding		46.6		46.8

EBITDA — We define EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization of intangible assets.
The following table reconciles net income (loss) attributable to common shareholders to the non-GAAP measure, EBITDA on a consolidation and segment basis.

	Legacy Financial Guarantee Insurance	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
Three Months Ended September 30, 2024
Net income (loss) (1)	$(13.1)	$8.0	$(7.1)	$(17.1)	$(29.3)
Adjustments:
Interest expense	15.8	—	3.7	—	19.5
Income taxes	3.6	0.9	(0.9)	(0.9)	2.8
Depreciation	0.2	—	0.2	0.3	0.7
Amortization of intangible assets	6.2	—	6.4	—	12.6
EBITDA (2)	$12.7	$8.9	$2.4	$(17.8)	$6.3
Three Months Ended September 30, 2023
Net income (loss) (1)	$66.2	$0.1	$2.4	$(2.5)	$66.3
Adjustments:
Interest expense	15.8	—	—	—	15.8
Income taxes	3.0	—	—	(1.8)	1.2
Depreciation	0.3	—	—	—	0.3
Amortization of intangible assets	6.1	—	1.1	—	7.2
EBITDA (2)	$91.3	$0.1	$3.5	$(4.2)	$90.8
(1)Net income (loss) is prior to the impact of noncontrolling interests.
(2)EBITDA is prior to the impact of noncontrolling interests, relating to subsidiaries where Ambac does not own 100%, of $(0.3) and $0.6 for the three months ended September 30, 2024 and 2023, respectively. These noncontrolling interests are primarily in the Insurance Distribution segment.

	Legacy Financial Guarantee Insurance	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
Nine Months Ended September 30, 2024
Net income (loss) (1)	$17.7	$8.6	$(2.1)	$(33.3)	$(9.0)
Adjustments:
Interest expense	47.7	—	3.7	—	51.5
Income taxes	10.8	1.0	(0.8)	(1.0)	10.0
Depreciation	0.7	—	0.2	0.9	1.8
Amortization of intangible assets	24.5	—	8.7	—	33.2
EBITDA (2)	$101.4	$9.7	$9.8	$(33.4)	$87.4
Nine Months Ended September 30, 2023
Net income (loss) (1)	$21.0	$(0.8)	$6.6	$(6.3)	$20.5
Adjustments:
Interest expense	48.2	—	—	—	48.2
Income taxes	8.4	—	0.1	(1.4)	7.1
Depreciation	1.1	—	—	0.1	1.2
Amortization of intangible assets	17.6	—	3.0	—	20.6
EBITDA (2)	$96.2	$(0.8)	$9.7	$(7.5)	$97.6
(1)Net income (loss) is prior to the impact of noncontrolling interests.
(2)EBITDA is prior to the impact of noncontrolling interests, relating to subsidiaries where Ambac does not own 100%, of $1.1 and $1.8 for the nine months ended September 30, 2024 and 2023, respectively. These noncontrolling interests are primarily in the Insurance Distribution segment.

EBITDA margin — We define EBITDA margin as EBITDA divided by total revenues. We report EBITDA margin for the Insurance Distribution segment only.

Adjusted Book Value. Adjusted book value is defined as Total Ambac Financial Group, Inc. stockholders’ equity as reported under GAAP, adjusted for after-tax impact of the following:
•Insurance intangible asset: Elimination of the financial guarantee insurance intangible asset that arose as a result of Ambac’s emergence from bankruptcy and the implementation of Fresh Start reporting. This adjustment ensures that all financial guarantee contracts are accounted for within adjusted book value consistent with the provisions of the Financial Services—Insurance Topic of the ASC.
•Net unearned premiums and fees in excess of expected losses: Addition of the value of the unearned premium revenue ("UPR") on financial guarantee contracts, in excess of expected losses, net of reinsurance. This non-GAAP adjustment presents the economics of UPR and expected losses for financial guarantee contracts on a consistent basis. In accordance with GAAP, stockholders’ equity reflects a reduction for expected losses only to the extent they exceed UPR. However, when expected losses are less than UPR for a financial guarantee contract, neither expected losses nor UPR have an impact on stockholders’ equity. This non-GAAP adjustment adds UPR in excess of expected losses, net of reinsurance, to stockholders’ equity for financial guarantee contracts where expected losses are less than UPR. This adjustment is only made for financial guarantee contracts since such premiums are non-refundable.
•Net unrealized investment (gains) losses in Accumulated Other Comprehensive Income: Elimination of the unrealized gains and losses on the Company’s investments that are recorded as a component of accumulated other comprehensive income (“AOCI”), net of income taxes.
Ambac has a significant U.S. tax net operating loss (“NOL”) that is offset by a full valuation allowance in the GAAP consolidated financial statements. As a result of this, tax planning strategies and other considerations, we utilized a 0% effective tax rate for non-GAAP operating adjustments to Adjusted Book.
Adjusted book value was $1.39 billion, or $29.28 per share, at September 30, 2024, as compared to $1.32 billion, or $29.23 per share, at June 30, 2024.
The following table reconciles Total Ambac Financial Group, Inc. stockholders’ equity to the non-GAAP measure adjusted book value as of each date presented:

	September 30, 2024		June 30, 2024
($ in millions, other than per share data)	$ Amount	Per Share	$ Amount	Per Share
Total AFG Stockholders' Equity	$1,465.3	$30.89	$1,368.1	$30.25
Adjustments:
Insurance intangible asset	(224.0)	(4.73)	(226.2)	(5.00)
Net unearned premiums and fees in excess of expected losses	161.3	3.40	156.6	3.46
Net unrealized investment (gains) losses in Accumulated Other Comprehensive Income	(13.4)	(0.28)	23.3	0.52
Adjusted book value	$1,389.2	$29.28	$1,321.8	$29.23
Shares outstanding (in millions)		47.4		45.2
Share Repurchase Authorization
On November 12, 2024, Ambac’s Board of Directors authorized a share repurchase program, under which Ambac may opportunistically repurchase up to $50 million of the Company’s common shares at management’s discretion over the period ending on December 31, 2026. The Company previously announced that it would initiate a share repurchase program in the first three months following the closing of the sale of Ambac Assurance Corporation. The Board of Directors has now authorized an earlier commencement of the program based on market conditions and other factors. The Company intends to repurchase no more than $15 million of the Company’s common shares prior to the completion of the sale of Ambac Assurance Corporation, due to contractual restrictions in the Company's credit agreement entered into in connection with the financing of the Beat acquisition. Under the share repurchase program, shares may be repurchased from time to time in the open market or through negotiated transactions at prevailing market rates, or by other means in accordance with federal securities laws. There is no guarantee as to the exact number or value of shares that will be repurchased by the Company, and the Company may discontinue repurchases at any time that management determines additional repurchases are not warranted. The timing and amount of share repurchases under the share repurchase program will depend on several factors, including the Company's stock price performance, ongoing capital planning considerations, general market conditions, the likelihood of repurchases causing one or more stockholders to hold 5% or more of the Company’s common stock, and applicable legal requirements.
About Ambac
Ambac Financial Group, Inc. (“Ambac” or “AFG”) is an insurance holding company headquartered in New York City. Ambac’s core business is a growing specialty P&C distribution and underwriting platform. Ambac also has a legacy financial guarantee business in run-off which we have agreed to sell to funds managed by Oaktree Capital Management pending regulatory and shareholder approval. Ambac’s common stock trades on the New York Stock Exchange under the symbol “AMBC”. Ambac is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our website to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information. For more information, please go to www.ambac.com.
The Amended and Restated Certificate of Incorporation of Ambac contains substantial restrictions on the ability to transfer Ambac’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Ambac’s common stock or a holder of 5% or more of Ambac’s common stock increases its ownership interest.
Contact
Charles J. Sebaski
Managing Director, Investor Relations
(212) 208-3222
csebaski@ambac.com
Forward-Looking Statements
In this press release, statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in our most recent SEC filed quarterly or annual report.
Any or all of management’s forward-looking statements here or in other publications may turn out to be incorrect and are based on management’s current belief or opinions. Ambac Financial Group’s (“AFG”) and its subsidiaries’ (collectively, “Ambac” or the “Company”) actual results may vary materially, and there are no guarantees about the performance of Ambac’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) the high degree of volatility in the price of AFG’s common stock; (2) uncertainty concerning the Company’s ability to achieve value for holders of its securities, whether from Ambac Assurance Corporation (“AAC”) and its subsidiaries or from the specialty property and casualty insurance business, the insurance distribution business, or related businesses; (3) inadequacy of reserves established for losses and loss expenses and the possibility that changes in loss reserves may result in further volatility of earnings or financial results; (4) potential for rehabilitation proceedings or other regulatory intervention or restrictions against AAC; (5) credit risk throughout Ambac’s business, including but not limited to credit risk related to insured residential mortgage-backed securities, student loan and other asset securitizations, public finance obligations (including risks associated with Chapter 9 and other restructuring proceedings), issuers of securities in our investment portfolios, and exposures to reinsurers and insurance distribution partners; (6) our inability to effectively reduce insured financial guarantee exposures or achieve recoveries or investment objectives; (7) the Company’s inability to generate the significant amount of cash needed to service its debt and financial obligations, and its inability to refinance its indebtedness; (8) the Company’s substantial indebtedness could adversely affect the Company’s financial condition and operating flexibility; (9) the Company may not be able to obtain financing, refinance its outstanding indebtedness, or raise capital on acceptable terms or at all due to its substantial indebtedness and financial condition; (10) greater than expected underwriting losses in the Company’s specialty property and casualty insurance business; (11) failure of specialty insurance program partners to properly market, underwrite or administer policies; (12) inability to obtain reinsurance coverage or charge rates for insurance on expected terms; (13) loss of key relationships for production of business in specialty property and casualty and insurance distribution businesses or the inability to secure such additional relationships to produce expected results; (14) the impact of catastrophic public health, environmental or natural events, or global or regional conflicts; (15) credit risks related to large single risks, risk concentrations and correlated risks; (16) risks associated with adverse selection as Ambac’s financial guarantee insurance portfolio runs off; (17) the risk that the Company’s risk management policies and practices do not anticipate certain risks and/or the magnitude of potential for loss; (18) restrictive covenants in agreements and instruments that impair Ambac’s ability to pursue or achieve its business strategies; (19) adverse effects on operating results or the Company’s financial position resulting from measures taken to reduce financial guarantee risks in its insured portfolio; (20) disagreements or disputes with the Company’s insurance regulators; (21) loss of control rights in transactions for which we provide financial guarantee insurance; (22) inability to realize expected recoveries of financial guarantee losses; (23) risks attendant to the change in composition of securities in Ambac’s investment portfolios; (24) failure of a financial institution in which we maintain cash and investment accounts; (25) adverse impacts from changes in prevailing interest rates; (26) events or circumstances that result in the impairment of our intangible assets and/or goodwill that was recorded in connection with Ambac’s acquisitions; (27) factors that may negatively influence the amount of installment premiums paid to Ambac; (28) the risk of litigation, regulatory inquiries, investigations, claims or proceedings, and the risk of adverse outcomes in connection therewith; (29) the Company’s ability to adapt to the rapid pace of regulatory change; (30) actions of stakeholders whose interests are not aligned with broader interests of Ambac's stockholders; (31) system security risks, data protection breaches and cyber attacks; (32) regulatory oversight of Ambac Assurance UK Limited (“Ambac UK”) and applicable regulatory restrictions may adversely affect our ability to realize value from Ambac UK or the amount of value we ultimately realize; (33) failures in services or products provided by third parties; (34) political developments that disrupt the economies where the Company has insured exposures or the markets in which our insurance programs operate; (35) our inability to attract and retain qualified executives, senior managers and other employees, or the loss of such personnel; (36) fluctuations in foreign currency exchange rates; (37) failure to realize our business expansion plans, including failure to effectively onboard new program partners, or failure of such plans to create value; (38) greater competition for our specialty property and casualty insurance business and/or our insurance distribution business; (39) loss or lowering of the AM Best rating for our property and casualty insurance company subsidiaries; (40) disintermediation within the insurance industry or greater competition from technology-based insurance solutions or non-traditional insurance markets; (41) adverse effects of market cycles in the property and casualty insurance industry; (42) variations in commision income resulting from timing of policy renewals and the net effect of new and lost business production; (43) variations in contingent commissions resulting from the effects insurance losses; (44) reliance on a limited number of counterparties to produce revenue in our specialty property and casualty insurance and insurance distribution businesses; (45) changes in law or in the functioning of the healthcare market that impair the business model of our accident and health managing general underwriter; (46) failure to consummate the proposed sale of all of the common stock of AAC and the transactions contemplated by the related stock purchase agreement (the “Sale Transactions”) in a timely manner or at all; (47) potential litigation relating to the proposed Sale Transactions; (48) disruptions from the proposed Sale Transactions that may harm Ambac’s business, including current plans and operations; (49) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Sale Transactions; (50) difficulties in identifying appropriate acquisition or investment targets, properly evaluating the business and prospects of acquired businesses, businesses in which we invest, or targets, integrating acquired businesses into our business or failures to realize expected synergies from acquisitions or new business investments; (51) failure to realize expected benefits from investments in technology; (52) harmful acts and omissions of our business counterparts; and (53) other risks and uncertainties that have not been identified at this time.

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Loss) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in millions, except share data)	2024	2023	2024	2023
Revenues:
Net premiums earned	$33	$18	$99	$47
Commission income	23	15	54	39
Program fees	4	2	10	6
Net investment income	38	30	116	100
Net investment gains (losses), including impairments	(1)	1	3	(7)
Net gains (losses) on derivative contracts	5	4	7	1
Income (loss) on variable interest entities	3	1	5	—
Other income	10	2	28	7
Total revenues and other income	114	74	321	194
Expenses:
Losses and loss adjustment expenses (benefit)	38	(76)	54	(51)
Amortization of deferred acquisition costs, net	6	2	16	5
Commission expense	9	8	27	22
General and administrative expenses	55	49	139	122
Intangible amortization	13	7	33	21
Interest expense	20	16	51	48
Total expenses	141	6	320	166
Pretax income (loss)	(27)	68	1	28
Provision for income taxes	3	1	10	7
Net income (loss)	(29)	66	(9)	21
Less: net (gain) loss attributable to noncontrolling interest	2	—	1	(1)
Net income (loss) attributable to common stockholders	$(28)	$66	$(8)	$19

Net income (loss) per basic share	$(0.63)	$1.44	$(0.23)	$0.42
Net income (loss) per diluted share	$(0.63)	$1.41	$(0.23)	$0.41

Weighted-average number of common shares outstanding:
Basic	47,688,986	45,635,373	46,580,518	45,652,555
Diluted	47,688,986	46,810,735	46,580,518	46,786,443

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

($ in millions, except share data)	September 30, 2024	June 30, 2024
Assets:
Investments:
Fixed maturity securities, at fair value (amortized cost: $1,737 and $1,737)	$1,740	$1,703
Fixed maturity securities pledged as collateral, at fair value (amortized cost: $27 and $27)	27	25
Fixed maturity securities - trading	—	31
Short-term investments, at fair value (amortized cost: $305 and $314)	305	314
Other investments (includes $535 and $533 at fair value)	561	558
Total investments (net of allowance for credit losses of $1 and $3)	2,634	2,632
Cash and cash equivalents (including $16 and $12 of restricted cash)	70	35
Premium receivables (net of allowance for credit losses of $3 and $4)	342	317
Reinsurance recoverable on paid and unpaid losses (net of allowance for credit losses of $0 and $0)	311	277
Deferred ceded premium	242	232
Deferred acquisition costs	13	12
Subrogation recoverable	124	128
Intangible assets, less accumulated amortization	598	285
Goodwill	434	70
Other assets	228	163
Variable interest entity assets:
Fixed maturity securities, at fair value	2,238	2,101
Restricted cash	47	62
Loans, at fair value	1,651	1,567
Derivative and other assets	326	303
Total assets	$9,256	$8,184
Liabilities and Stockholders’ Equity:
Liabilities:
Unearned premiums	$458	$445
Loss and loss adjustment expense reserves	938	890
Ceded premiums payable	165	140
Deferred program fees and reinsurance commissions	8	7
Deferred taxes	100	20
Short-term debt	148	—
Long-term debt	518	515
Accrued interest payable	515	500
Other liabilities	262	183
Variable interest entity liabilities:
Long-term debt (includes $2,738 and $2,710 at fair value)	2,996	2,853
Derivative liabilities	1,223	1,136
Other liabilities	51	59
Total liabilities	7,383	6,748
Redeemable noncontrolling interest	204	17
Stockholders’ equity:
Preferred stock, par value $0.01 per share; 20,000,000 shares authorized shares; issued and outstanding shares—none	—	—
Common stock, par value $0.01 per share; 130,000,000 shares authorized; issued shares: 48,875,167 and 46,659,144	—	—
Additional paid-in capital	328	295
Accumulated other comprehensive income (loss)	(81)	(175)
Retained earnings	1,235	1,265
Treasury stock, shares at cost: 1,432,634 and 1,463,774	(17)	(17)
Total Ambac Financial Group, Inc. stockholders’ equity	1,465	1,368
Nonredeemable noncontrolling interest	205	51
Total stockholders’ equity	1,670	1,419
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$9,256	$8,184

The following table presents segment financial results and includes the non-GAAP measure, EBITDA on a segment and consolidated basis.

($ in millions)	Legacy Financial Guarantee Insurance	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
Three Months Ended September 30, 2024
Gross premiums written	$(1.6)	$115.2			$113.6
Net premiums written	(1.9)	32.8			30.8
Revenues:
Net premiums earned	5.7	27.4			33.1
Commission income			$23.1		23.1
Program fees		3.6			3.6
Net investment income	34.5	1.7	0.3	$1.5	38.0
Net investment gains (losses), including impairments	(0.9)	—		(0.6)	(1.5)
Net gains (losses) on derivative contracts	(1.3)			4.9	5.2
Other income	6.3	7.4	(1.0)	—	12.7
Total revenues and other income	44.1	40.1	24.0	5.9	114.1
Expenses:
Losses and loss adjustment expenses (benefit)	17.2	20.4			37.6
Commission expense			9.5		9.5
Amortization of deferred acquisition costs, net	—	6.0			6.0
General and administrative expenses	14.2	4.8	12.1	23.7	54.7
Total expenses included for EBITDA	31.4	31.2	21.6	23.7	107.8
EBITDA	12.7	8.9	2.4	(17.8)	6.3
Less: Interest expense	15.8				19.5
Less: Depreciation expense	0.2	—	0.2	0.3	0.7
Less: Intangible amortization	6.2		6.4		12.6
Pretax income (loss)	(9.4)	8.9	(7.9)	(18.1)	(26.5)
Income tax expense (benefit)	3.6	0.9	(0.9)	(0.9)	2.8
Net income (loss)	$(13.1)	$8.0	$(7.1)	$(17.1)	$(29.3)

Three Months Ended September 30, 2023
Gross premiums written	$2.1	$77.5			$79.6
Net premiums written	2.5	24.8			27.2
Revenues:
Net premiums earned	6.1	12.2			18.3
Commission income			$14.6		14.6
Program fees		2.4			2.4
Net investment income	26.7	1.0		$2.6	30.4
Net investment gains (losses), including impairments	0.8	—		—	0.8
Net gains (losses) on derivative contracts	4.4			—	4.4
Other income	3.0	(0.1)	0.1	—	3.0
Total revenues and other income	40.9	15.5	14.6	2.6	73.8
Expenses:
Losses and loss adjustment expenses (benefit)	(85.8)	9.5			(76.3)
Amortization of deferred acquisition costs, net	—	2.0			1.9
Commission expense			8.5		8.5
General and administrative expenses	35.5	3.9	2.6	6.8	48.9
Total expenses included for EBITDA	(50.4)	15.4	11.1	6.8	(17.1)
EBITDA	91.3	0.1	3.5	(4.2)	90.8
Less: Interest expense	15.8				15.8
Less: Depreciation expense	0.3	—	—	—	0.3
Less: Intangible amortization	6.1		1.1		7.2
Pretax income (loss)	69.2	0.1	2.4	(4.2)	67.5
Income tax expense (benefit)	3.0	—	—	(1.8)	1.2
Net income (loss)	$66.2	$0.1	$2.4	$(2.5)	$66.3